AMENDMENT NO. 1 TO
                              THE RIGHTS AGREEMENT
                                     BETWEEN
                              MACROCHEM CORPORATION
                                       AND
                     AMERICAN STOCK TRANSFER & TRUST COMPANY

     This AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (this "AMENDMENT NO. 1") is made as of December 23, 2005, between MacroChem Corporation, a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company (the "RIGHTS AGENT"). Capitalized terms used but not otherwise defined in this Amendment No. 1 shall have the meanings given them in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 13, 1999 (the "RIGHTS AGREEMENT");

     WHEREAS, the Company is contemplating entering into (i) a Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the "PURCHASE AGREEMENT"), by and among the Company and the purchasers listed on
Schedule 1 thereto (such purchasers, the "PURCHASERS"), pursuant to which the Purchasers will acquire (a) shares of the Company's Series C Cumulative Convertible Preferred Stock (the "SERIES C PREFERRED STOCK", the rights and preferences of which are contained in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock (the "CERTIFICATE OF DESIGNATION") attached as Exhibit A to the Purchase Agreement and to be filed with the Secretary of State of the State of Delaware on or before the Initial Closing Date (as defined in the Purchase Agreement)), which are convertible at the option of the holder into shares of the Company's common stock, par value $0.01 (such shares of common stock, the "CONVERSION SHARES") and (b) Warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.01 per share, (such shares of common stock, the "WARRANT SHARES") and (ii) an Investor Rights Agreement (as the same may be amended from time to time, the "RIGHTS AGREEMENT", and together with the Purchase Agreement and the Certificate of Designation, the "TRANSACTION DOCUMENTS"), by and among the Company and the Purchasers, pursuant to the terms of which the Company will file a registration statement to register the securities issuable upon conversion of the Series C Preferred Stock and the Warrants under the Securities Act of 1933, as amended.

     WHEREAS, the acquisition by the Purchasers of the Preferred Stock and the Warrants pursuant to the Purchase Agreement, and any subsequent acquisition by the Purchasers of Conversion Shares, Warrant Shares or other securities that they may become entitled to as a result of the Purchasers and the Company fulfilling their obligations and exercising their rights under the Transaction Documents, are collectively referred to in this Amendment No. 1 as the "ACQUISITIONS" and individually, an "ACQUISITION".

     WHEREAS, the Board of Directors of the Company has approved the Transaction Documents and the Acquistions and determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the execution and delivery of the Transaction Documents, and the Company and the Rights Agent desire to evidence such amendment in writing;

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     WHEREAS, upon the execution and delivery of the Purchase Agreement, any
Purchaser may be deemed to be an "Acquiring Person" under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement.

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

     NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT OF SECTION 1: DEFINITION OF "ACQUIRING PERSON". The definition of "Acquiring Person" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

               "Notwithstanding anything in this Agreement to the contrary, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Purchase Agreement (or any amendment thereto) or (ii) the consummation of the transactions contemplated by the Transaction Documents, including any Acquisition."

     2. AMENDMENT OF SECTION 1: DEFINITION OF "STOCK ACQUISITION DATE". The definition of "Stock Acquisition Date" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

               "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Purchase Agreement (or any amendment thereto) or (ii) the consummation of the transactions contemplated by the Transaction Documents, including any Acquisition."

     3. AMENDMENT OF SECTION 1: DEFINITION OF "DISTRIBUTION DATE". The definition of "Distribution Date" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

               "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Purchase Agreement (or any amendment thereto) or (ii) the consummation of the transactions contemplated by the Transaction Documents, including any Acquisition."

     4. AMENDMENT OF SECTION 1: OTHER DEFINITIONS. Section 1 of the Rights Agreement is hereby further amended by adding the following subparagraphs at the end thereof:


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                    "(nn) "ACQUISITION" shall have the meaning set forth in the
               Section 35 hereof.

                    (oo) "AMENDMENT NO. 1" shall mean Amendment No. 1 to the
               Agreement dated as of December 23, 2005 between the Company and the Rights Agent.

                    (pp) "CERTIFICATE OF DESIGNATION" shall have the meaning set forth in Section 35 hereof.

                    (pp) "CONVERSION SHARES" shall have the meaning set forth in
               Section 35 hereof.

                    (rr) "PURCHASE AGREEMENT" shall have the meaning set forth in Section 35 hereof.

                    (ss) "PURCHASERS" shall have the meaning set forth in
               Section 35 hereof.

                    (tt) "RIGHTS AGREEMENT" shall have the meaning set forth in
               Section 35 hereof.

                    (uu) "SERIES C PREFERRED STOCK" shall have the meaning set forth in Section 35 hereof.

                    (vv) "TRANSACTION DOCUMENTS" shall have the meaning set
               forth in Section 35 hereof.

                    (ww) "WARRANTS" shall have the meaning set forth in Section
               35 hereof.

                    (xx) "WARRANT SHARES" shall have the meaning set forth in
               Section 35 hereof.

     5. AMENDMENT OF SECTION 11(A)(II). Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

               "Notwithstanding anything in this Agreement to the contrary, neither (i) the execution and delivery of the Purchase Agreement (or any amendment thereto) nor (ii) the consummation of the transactions contemplated by the Transaction Documents, including any Acquisition, shall be deemed to be an event of the type described in this Section 11(a)(ii) or cause the Rights to be adjusted or to become exercisable in accordance with this Section 11 or otherwise."

     6. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

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               "Notwithstanding anything in this Agreement to the contrary, neither (i) the execution and delivery of the Purchase Agreement (or any amendment thereto) nor (ii) the consummation of the transactions contemplated by the Transaction Documents, including any Acquisition, shall be deemed to be an event of the type described in this Section 13 or cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise."

     7. ADDITION OF SECTION 35. The Rights Agreement is hereby further modified, supplemented and amended by adding the following new Section 35:

"SECTION 35.  PREFERRED STOCK AND WARRANT FINANCING

     The Company has entered into (i) a Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the "PURCHASE AGREEMENT"), by and among the Company and the purchasers listed on Schedule 1 thereto (such purchasers, the "PURCHASERS"), pursuant to which the Purchasers will acquire (a) shares of the Company's Series C Cumulative Convertible Preferred Stock (the "SERIES C PREFERRED STOCK", the rights and preferences of which are contained in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock (the "CERTIFICATE OF DESIGNATION") attached as Exhibit A to the Purchase Agreement and to be filed with the Secretary of State of the State of Delaware on or before the Initial Closing Date (as defined in the Purchase Agreement)), which are convertible at the option of the holder into shares of the Company's common stock, par value $0.01 (such shares of common stock, the "CONVERSION SHARES") and (b) Warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.01 per share, (such shares of common stock, the "WARRANT SHARES") and (ii) an Investor Rights Agreement (as the same may be amended from time to time, the "RIGHTS AGREEMENT", and together with the Purchase Agreement and the Certificate of Designation, the "TRANSACTION DOCUMENTS"), by and among the Company and the Purchasers, pursuant to the terms of which the Company will file a registration statement to register the securities issuable upon conversion of the Series C Preferred Stock and the Warrants under the Securities Act of 1933, as amended. The acquisition by the Purchasers of the Preferred Stock and the Warrants pursuant to the Purchase Agreement, and any subsequent acquisition by the Purchasers of Conversion Shares, Warrant Shares or other securities that they may become entitled to as a result of the Purchasers or the Company fulfilling their obligations and exercising their rights under the Transaction Documents are collectively referred to herein as the "ACQUISITIONS" and individually, an "ACQUISITION". Notwithstanding anything in this Agreement to the contrary, if the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement) for any reason, then all of the amendments to this Agreement effected by Amendment No. 1 shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent."

     5. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and shall be otherwise unaffected hereby.

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     6.   SUCCESSORS. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7. BENEFITS OF THIS AMENDMENT. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Stock) any legal or equitable right, remedy or claim under this Amendment or the Rights; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

     8. SEVERABILITY. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

     10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the
Rights Agreement to be duly executed, all as of the date and year first above written.



                                    MACROCHEM CORPORATION



                                    By: /S/ ROBERT J. DELUCCIA
                                        ----------------------------------------
                                    Name: ROBERT J. DELUCCIA
                                          --------------------------------------
                                    Title:PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                          --------------------------------------




                                    AMERICAN STOCK TRANSFER & TRUST COMPANY



                                    By:  /S/ HERBERT J. LEMMER
                                         ---------------------------------------
                                    Name:  HERBERT J. LEMMER
                                           -------------------------------------
                                    Title: VICE PRESIDENT
                                           -------------------------------------



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